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                                                                    EXHIBIT 4(b)



                               BRUSH WELLMAN INC.
                                       AND
                         BRUSH ENGINEERED MATERIALS INC.


             AMENDMENT TO BRUSH WELLMAN INC. 1979 STOCK OPTION PLAN

            Brush Wellman Inc., an Ohio corporation ("BRUSH"), and Brush Engineered Materials Inc., an Ohio corporation ("BEM"), hereby amend the Brush Wellman Inc. 1979 Stock Option Plan (the "1979 PLAN") for the purpose of substituting BEM for Brush under the 1979 Plan and to otherwise reflect the terms of the reorganization of Brush through the merger of Brush Merger Co. into Brush and the conversion of shares of common stock of Brush, par value $1.00 per share, into shares of BEM, without par value:

            1. The 1979 Plan is hereby named the Brush Engineered Materials Inc. 1979 Stock Option Plan.

            2. In accordance with Paragraph 9 of the 1979 Plan, Paragraph 10 is hereby added thereto, to read, in its entirety, as follows:

            "   10. Notwithstanding anything contained herein to the contrary, from and after the consummation of a merger of Brush Merger Co. into the Company on the terms approved by the shareholders of the Company on May 2, 2000 (the "Merger")

                (i) Brush Engineered Materials Inc. ("BEM") will (A) automatically succeed to the Company as the issuer under this Stock Option Plan, (B) be assigned, accept and assume all the powers, rights, liabilities, obligations and duties of the Company immediately prior to the time BEM succeeded to this Stock Option Plan and (C) perform the terms of this Stock Option Plan in the same manner and to the same extent as the Company was required to perform them immediately prior to the succession;

                (ii) The terms of this Stock Option Plan will be binding upon and inure to the benefit of BEM;

                (iii) References in this Stock Option Plan to the "Company's
                      Common Stock" will be interpreted to mean the common stock of BEM, without par value, subject to any adjustments authorized by Paragraph 5 of this Stock Option Plan; and

                (iv) Each Stock Option Agreement entered into pursuant to this Stock Option Plan will be interpreted to be consistent with this Stock Option Plan to the extent that it would have been consistent with this Stock Option Plan had BEM not succeeded to Brush as issuer hereunder."
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            IN WITNESS WHEREOF, each of the undersigned has caused the foregoing amendment to be duly executed and delivered.

                                     BRUSH WELLMAN INC.


                                     /s/ Michael C. Hasychak
                                     --------------------------------------
                                     By: Michael C. Hasychak
                                         Vice President, Secretary and Treasurer


                                     BRUSH ENGINEERED MATERIALS INC.


                                     /s/ Michael C. Hasychak
                                     --------------------------------------
                                     By: Michael C. Hasychak
                                         Vice President, Secretary and Treasurer